UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2024

Bitcoin Depot Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41305	87-3219029
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3343 Peachtree Road NE, Suite 750

Atlanta, GA 30326

(Address of principal executive offices)

(678) 435-9604

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CRF 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CRF 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	BTM	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	BTMWW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 9, 2024, Tim Vanderham informed the Board of Directors (the “Board”) of Bitcoin Depot Inc. (the “Company”) of his intention to step down from the Board of the Company, with a specific effective date to be determined but anticipated by Mr. Vanderham to be in the first quarter of 2025. Mr. Vanderham will also step down as a member of the Board’s Audit Committee at the same time. Given that Mr. Vanderham will remain on the Board until a later date in 2025, he will continue to stand for reelection at the Company’s upcoming Annual Meeting of Stockholders (the “Annual Meeting”) to be held on December 19, 2024, as originally contemplated in the Company’s definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on November 7, 2024.

The Board will continue to evaluate the composition of the Board and the Audit Committee in connection with the results of the upcoming Annual Meeting and Mr. Vanderham’s anticipated resignation from the Board. The Board will also appoint an existing Director, who meets the enhanced independence and experience standards established by Nasdaq and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) as they relate to audit committees, to replace Mr. Vanderham as a member of the Audit Committee.

Mr. Vanderham’s decision to step down from the Board is not the result of any dispute or disagreement with the Company or its Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bitcoin Depot Inc.

Dated: December 12, 2024	By:	/s/ Brandon Mintz
	Name:	Brandon Mintz
	Title:	President and Chief Executive Officer